EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Schedules Third-Quarter 2022 Earnings Release and Conference Call
TULSA, OK - October 5, 2022 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or the "Company") will report third-quarter 2022 financial and operating results after the market close on Thursday, November 3, 2022, and will host a conference call and webcast on Friday, November 4, 2022, at 7:30 a.m. CT to discuss the results.
To participate on the call, dial 800.715.9871, using conference code 1804797 or listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations | Event Calendar." A replay will be available following the call via the Company’s website.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Investor Contact:
Ron Hagood
918.858.5504
rhagood@laredopetro.com